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CUSIP No 45664X109                      13G                    Page 9 of 9 Pages


                                    Exhibit 1

The identity and Item 3 classification of each member of the group filing this
Schedule 13G are as follows:

Hilliard Farber Securities Corp. -- Broker or dealer registered under Section 15 of the Exchange Act

Hilliard Farber & Co., Inc. -- Broker or dealer registered under Section 15 of the Exchange Act

Hilliard Farber & Co., Inc. Profit Sharing Trust -- An employee benefit plan or endowment fund in accordance with Rule 13d-1(b)(1)(ii)(F)